Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement No. 333–140205 on Form S–8 and Registration Statement No. 333–146428 on Form S–3 of EV Energy Partners, L.P. of our report dated June 10, 2009, relating to our audit of the consolidated balance sheet of EV Energy GP, L.P. and subsidiaries as of December 31, 2008 included in this Current Report on Form 8–K of EV Energy Partners, L.P. dated June 10, 2009.

/s/DELOITTE & TOUCHE LLP
Houston, Texas
June 10, 2009